Exhibit 99.1

Papa Murphy’s Holdings, Inc. Reports Third Quarter 2018 Results and Announces Financial and Strategic Alternatives Review
Company Announces Extension of Credit Agreement
Vancouver, WA, November 7, 2018 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (the “Company”) (NASDAQ: FRSH) today announced results for its fiscal third quarter ended October 1, 2018. The Company also announced that its Board of Directors is considering a range of financial and strategic alternatives to enhance shareholder value.
Key financial highlights for the third quarter of 2018 include the following(1):

•	Revenue was $28.8 million compared to $33.7 million in the third quarter of 2017, primarily due to the refranchising of 29 and closure of six Company-owned stores since October 2, 2017.

•	Comparable store sales decreased 2.1% compared to the third quarter of 2017, including a 1.8% decrease at global franchise-owned stores and a 6.9% decrease at Company-owned stores.

•	Selling, general and administrative expenses were $11.7 million, compared to $12.5 million in the third quarter of 2017.

•	Reported net loss was $0.6 million, or $0.04 per diluted share, compared to a reported net loss of $2.7 million, or $0.16 per diluted share in the prior year third quarter.

•	Pro-Forma Net Income(2) in the quarter was $1.3 million, or $0.07 per diluted share, compared to Pro-Forma Net Income of $1.4 million, or $0.08 per diluted share, in the prior year third quarter.

•	Adjusted EBITDA(2) was $4.7 million, compared to Adjusted EBITDA of $5.5 million in the prior year third quarter.

•	Franchise-owners opened two new stores in the quarter.
______________________

(1)
Please note that results reflect the first quarter 2018 adoption by the Company of two new accounting standards (ASC topic 606 – Revenue from contracts with customers, and ASC topic 842 – Leases). 2017 financial results have been adjusted to reflect the implementation of these standards.

(2)
Pro-Forma Net Income and Adjusted EBITDA are non-GAAP measures. For a reconciliation of Pro-Forma Net Income and Adjusted EBITDA to GAAP net (loss) income and discussion of why the Company considers Pro-Forma Net Income and Adjusted EBITDA to be useful measures, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

Weldon Spangler, Chief Executive Officer of Papa Murphy’s Holdings, Inc., stated, “While the third quarter same store sales percentage is still negative, the third quarter result represents our best percentage change in same store sales in 12 quarters. We are also pleased to note that sales trends have continued to improve and are currently tracking slightly positive through the first five weeks of the fourth quarter, though we maintain a conservative outlook for the balance of the fourth quarter. The comp sales result continues to be driven by the adoption of key marketing messages, as well as by progress on our strategic initiatives.”
Financial and Strategic Review
In conjunction with conducting a comprehensive review of its business strategy, Papa Murphy’s announced that it is conducting a process to explore and evaluate strategic alternatives to maximize shareholder value and position the Company for long-term success. The Company has engaged North

Point Advisors to act as its financial advisor to assist with the review. Papa Murphy’s remains open to all strategic options that would enhance shareholder value for the long-term.
Financial and strategic alternatives may include, but are not limited to, a possible sale of the business. There is no specific timetable for identifying potential transactions or transaction candidates and there is no assurance that any transaction will be completed. The Company does not intend to make any further comment regarding such process unless its Board of Directors has approved a specific course of action.
Subsequent Event
Subsequent to the end of the third quarter, the Company signed a second amendment to its current credit facility, effective as of November 6, 2018.  The amendment, among other things, extends the Company’s credit facility by twelve months, setting the maturity date at August 28, 2020. Further information can be found in the Company’s Form 10-Q, which is expected to be filed today, Wednesday, November 7, 2018, with the Securities and Exchange Commission.
Key Operating Metrics

	Three Months Ended
	October 1, 2018	October 2, 2017
	unaudited	as adjusted*
Comparable store sales:
Franchised stores	(1.8)%	(4.2)%
Company-owned stores	(6.9)%	(2.7)%
Combined	(2.1)%	(4.1)%

System-wide sales ($’s in 000s)	$184,163	$192,903

Adjusted EBITDA ($’s in 000s)	$4,666	$5,546

Store Count
Franchised	1,347	1,394
Company-owned	113	148
System-wide	1,460	1,542
* Prior year results have been adjusted to reflect the impact of adopting the new revenue (ASC Topic 606) and lease (ASC Topic 842) accounting standards effective January 2, 2018.
The Company uses a variety of operating and performance metrics to evaluate the performance of the business. Below is a description of certain key operating metrics:
Comparable Store Sales represents the change in year-over-year sales for all comparable stores, including international. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the third quarter of 2018 and 2017, we had 1,442 and 1,483 comparable stores, respectively.
System-wide Sales include net sales by all franchise-owned and Company-owned stores.
Adjusted EBITDA is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the elimination of various expenses that the Company considers not indicative of ongoing operations. For a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, see the financial tables accompanying this release.
2018 Financial Outlook
Based on current information, Papa Murphy’s Holdings, Inc. is providing the following updated guidance for full-year outlook for fiscal 2018, which ends on December 31, 2018:

•	Full-year system-wide comparable store sales are expected to decline low single digits;

•	We expect domestic franchise new store openings of approximately 10 units;

•
We expect full-year Selling, general and administrative expenses of approximately $47 million, without non-recurring items, a reduction of $2 million compared to previous guidance. These expenses include approximately $24 million of expenditures from the Brand Funds, and exclude certain non-recurring costs totaling around $4 million;

•	We expect Adjusted EBITDA of at least $21 million, $1 million higher than prior quarter guidance;

•
We expect Net cash provided by operating activities of around $12 million, excluding expected legal settlements totaling approximately $6 million, and Net cash provided by investing activities of approximately $7 million (which includes $8.7 million of net proceeds from refranchising activities less approximately $1.5 million in capital expenditures);

•	We expect a full-year effective book tax rate of approximately 26.8%; and

•	We expect a diluted share-count of approximately 17.0 million.
The Company expects to update the financial outlook for the effects of additional refranchising when it has greater certainty around specific transactions and timing.
Conference Call
Papa Murphy’s Holdings, Inc. will host a conference call to discuss the third quarter financial results on Wednesday, November 7, 2018 at 5:00 PM Eastern Time. The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13682981. The replay will be available until Wednesday, November 14, 2018. The conference call will also be webcast live from the Company’s corporate website at http://investors.papamurphys.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (“Papa Murphy’s” or the “Company”) (NASDAQ: FRSH) is a franchisor and operator of the largest Take ‘n’ Bake pizza brand in the United States, selling hand-crafted fresh pizzas for customers to bake at home. The Company was founded in 1981 and currently operates over 1,400 franchised and corporate-owned stores in 37 States, Canada, and United Arab Emirates. Papa Murphy’s core purpose is to help anyone with an oven and 15 minutes serve a scratch-made meal. In addition to fresh pizzas, the Company offers hand-crafted salads, sides and desserts to complete the meal. [Order ahead and skip the line at your local Papa Murphy’s store. Place orders online, at www.papamurphys.com, or download the App and place orders via your favorite device, for easy pick up everywhere, and find us on your favorite delivery apps in select markets.]

Forward-looking Statements
This press release, as well as other information provided from time to time by Papa Murphy’s Holdings, Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s review of strategic alternatives, projected comparable stores sales growth or decline, projected new store openings, projected selling, general and administrative expenses, projected Adjusted EBITDA, projected refranchising activities, projected cash provided by investing activities, projected cash provided by operating activities, projected effective tax rate, projected diluted share count, plans for refranchising and future financial or operational results and business strategy, including the expected effects of the Company’s strategic initiatives.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2018 (which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company’s actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Pro-Forma Net Income. EBITDA, Adjusted EBITDA, and Pro-Forma Net Income are not derived in accordance with GAAP. EBITDA, Adjusted EBITDA and Pro-Forma Net Income should not be considered by the reader as an alternative to net income (loss) (the most comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Pro-Forma Net Income). The Company’s management believes that EBITDA, Adjusted EBITDA, and Pro-Forma Net Income are helpful as indicators of the current financial performance of the Company because EBITDA, Adjusted EBITDA, and Pro-Forma Net Income reflect the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. We have provided reconciliations of EBITDA, Adjusted EBITDA and Pro-Forma Net Income to GAAP net income (loss) in the financial tables accompanying this release.

The Company is also providing with this press release a forward-looking estimate of the non-GAAP financial measure of Adjusted EBITDA. We do not, however, provide a reconciliation of this forward-looking non-GAAP measure to the most comparable GAAP measure because of the inherent difficulty in forecasting and quantifying various adjustments that are necessary for this reconciliation and, accordingly, the reconciling information cannot be obtained without unreasonable effort.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands of dollars, except share and per share data)

	Three Months Ended		Nine Months Ended
	October 1, 2018	October 2, 2017	October 1, 2018	October 2, 2017
		unaudited and		unaudited and
	unaudited	as adjusted*	unaudited	as adjusted*
Revenues
Franchise related	$15,872	$16,171	$46,876	$52,961
Company-owned stores	12,958	17,520	47,519	57,010
Total revenues	28,830	33,691	94,395	109,971

Costs and Expenses
Store operating costs:
Cost of food and packaging	4,216	5,858	15,657	19,376
Compensation and benefits	4,341	5,478	15,183	17,735
Advertising	1,147	1,604	3,700	5,055
Occupancy and other store operating costs	2,720	3,012	8,925	10,255
Selling, general, and administrative	11,710	12,517	36,146	49,042
Depreciation and amortization	1,662	2,336	5,677	8,359
Loss on disposal or impairment of property and equipment	2,521	6,253	1,808	17,830
Total costs and expenses	28,317	37,058	87,096	127,652

Operating Income (Loss)	513	(3,367)	7,299	(17,681)

Interest expense, net	1,254	1,305	3,842	3,818
Other expense, net	57	57	160	149
(Loss) Income Before Income Taxes	(798)	(4,729)	3,297	(21,648)

(Benefit from) provision for income taxes	(159)	(2,051)	970	(7,678)
Net (Loss) Income	$(639)	$(2,678)	$2,327	$(13,970)

(Loss) earnings per share of common stock
Basic	$(0.04)	$(0.16)	$0.04	$(0.83)
Diluted	$(0.04)	$(0.16)	$0.04	$(0.83)
Weighted average common stock outstanding
Basic	16,944,777	16,882,193	16,924,037	16,863,122
Diluted	16,944,777	16,882,193	16,963,084	16,863,122
* Prior year results have been adjusted to reflect the impact of adopting the new revenue (ASC Topic 606) and lease (ASC Topic 842) accounting standards effective January 2, 2018.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)

	October 1, 2018	January 1, 2018
		unaudited and
	unaudited	as adjusted*
Cash and cash equivalents	$3,359	$2,174
Total current assets	10,001	8,962
Total assets	245,827	262,115
Total current liabilities	21,675	31,117
Long-term debt, net of current portion	81,527	86,994
Total stockholders’ equity	97,109	94,142
* Prior year results have been adjusted to reflect the impact of adopting the new revenue (ASC Topic 606) and lease (ASC Topic 842) accounting standards effective January 2, 2018.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
(In thousands of dollars)

	Three Months Ended		Nine Months Ended
	October 1, 2018	October 2, 2017	October 1, 2018	October 2, 2017
		unaudited and		unaudited and
	unaudited	as adjusted*	unaudited	as adjusted*
Net (Loss) Income	$(639)	$(2,678)	$2,327	$(13,970)
Depreciation and amortization	1,662	2,336	5,677	8,359
(Benefit from) provision for income taxes	(159)	(2,051)	970	(7,678)
Interest expense, net	1,254	1,305	3,842	3,818
EBITDA	$2,118	$(1,088)	$12,816	$(9,471)

Expenses not indicative of future operations:
CEO transition & restructuring (a)	27	190	390	2,519
E-commerce impairment and transition costs (b)	—	—	350	9,124
Store divestitures, closures, and impairment (c)	2,521	5,981	1,797	8,595
Litigation settlements and reserves (d)	—	463	1,029	463
Adjusted EBITDA	$4,666	$5,546	$16,382	$11,230

Adjusted EBITDA margin (e)	16.2%	16.5%	17.4%	10.2%

(a)	Represents non-recurring management transition and restructuring costs in connection with the recruitment of a new Chief Executive Officer and other executive positions.

(b)
Represents impairment charges on the write-down of our e-commerce platform based on the decision to move to a third-party developed and hosted solution and non-recurring costs incurred to complete the transition.

(c)
For 2018, represents primarily net losses on the refranchising of Company-owned stores primarily from the recording of contingent liabilities for committed marketing support expenditures in addition to impairments for Company-owned stores held for sale. For 2017, represents primarily non-cash charges associated with the impairment and disposal of store assets upon the decision to close stores.

(d)	Accruals made for litigation settlements.

(e)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.

* Prior year results have been adjusted to reflect the impact of adopting the new revenue (ASC Topic 606) and lease (ASC Topic 842) accounting standards effective January 2, 2018.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net (Loss) Income to Pro Forma Net Income (Loss)
(In thousands of dollars, except share and per share data)

	Three Months Ended		Nine Months Ended
	October 1, 2018	October 2, 2017	October 1, 2018	October 2, 2017
		unaudited and		unaudited and
	unaudited	as adjusted*	unaudited	as adjusted*
Net (Loss) Income As Reported	$(639)	$(2,678)	$2,327	$(13,970)
Expenses not indicative of future operations:
CEO transition & restructuring (a)	27	190	390	2,519
E-commerce transition costs (b)	—	—	350	9,124
Store divestitures, closures, and impairment(c)	2,521	5,981	1,797	8,595
Litigation settlement and reserves (d)	—	463	1,029	463
Income tax expense on adjustments (e)	(650)	(2,554)	(909)	(7,970)
Pro Forma Net Income (Loss)	$1,259	$1,402	$4,984	$(1,239)

Earnings (loss) per share - pro forma:
Basic	$0.07	$0.08	$0.29	$(0.07)
Diluted	$0.07	$0.08	$0.29	$(0.07)

Weighted average shares outstanding - pro forma:
Basic	16,944,777	16,882,193	16,924,037	16,863,122
Diluted	16,987,911	16,919,639	16,963,084	16,863,122

(a)	Represents non-recurring management transition and restructuring costs in connection with the recruitment of a new Chief Executive Officer and other executive positions.

(b)
Represents impairment charges on the write-down of our e-commerce platform based on the decision to move to a third-party developed and hosted solution and non-recurring costs incurred to complete the transition.

(c)
For 2018, represents primarily net losses on the refranchising of Company-owned stores primarily from the recording of contingent liabilities for committed marketing support expenditures in addition to impairments for Company-owned stores held for sale. For 2017, represents primarily non-cash charges associated with the impairment and disposal of store assets upon the decision to close stores.

(d)	Accruals made for litigation settlements.

(e)
Reflects the tax expense associated with above adjustments at a normalized tax rate of 25.5% (2018) and 38.5% (2017), which represents the estimated long-term effective tax rate in effect in the respective quarter.

* Prior year results have been adjusted to reflect the impact of adopting the new revenue (ASC Topic 606) and lease (ASC Topic 842) accounting standards effective January 2, 2018.

Investor Contact:
Maurice Hines
maurice.hines@papamurphys.com
360-449-4008

Media Contact:
Alexis Diltz or Daniel Evans
communications@papamurphys.com
360-449-4001